UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2007

Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

303 W. Wall, Suite 1400
Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Named Executive Officers

On August 17, 2007, the Compensation Committee (the “Committee”) of Legacy Reserves GP, LLC, the general partner of the partnership, established the salary of and equity and non-equity incentive compensation applicable to our Chairman and Chief Executive Officer, Cary Brown, and recommended to the Board of Directors of our general partner (the “Board”) salaries and equity and non-equity incentive compensation with respect to our other named executive officers for the Board’s approval.

Salaries. On August 20, 2007, the Board approved the recommended salaries and equity and non-equity incentive compensation applicable to each of our named executive officers.  As part of these compensation determinations, Chief Executive Officer Cary Brown’s base salary was set at $250,000, Chief Operating Officer and Chief Financial Officer Steve Pruett’s base salary was set at $225,000, Vice President of Business Development and Land Kyle McGraw’s base salary was set at $195,000, Vice President of Operations Paul Horne’s base salary was set at $195,000, and Chief Accounting Officer William Morris’ base salary was set at $195,000.  These salary increases are to be effective on September 1, 2007.

Equity Incentive Compensation. The equity incentive compensation adopted by the Board and the Committee is designed to reward our named executive officers for their long-term performance by aligning grants of phantom units with associated distribution equivalent rights (“DERs”) with the growth of distributions to unitholders.  The DERs will entitle the recipient of the award with a payment equivalent to the amount of per unit distribution payable to unitholders.

The named executive officers may receive grants of phantom units with associated DERs of up to 42,000, 42,000, 35,000, 35,000 and 21,000, for each of Cary D. Brown, Steven H. Pruett, Paul T. Horne, Kyle A. McGraw and William M. Morris, respectively.  Upon attaining increased levels in our annualized distribution per unit to unitholders above our initial distribution rate of $1.64 per unit attributable to the fourth quarter of each year beginning in 2007, officers will receive correspondingly increasing percentages of their respective total potential award.  The table below demonstrates, on an example basis, what number of awards these officers would be entitled to assuming specified increases in annualized distribution.  For example, in the case of Mr. Brown, a $0.01 increase in the annualized distribution per unit would result in an additional award of 420 phantom units.

Illustration of Phantom Units to be Granted With Respect to Annualized Distribution Levels

		$1.80	$1.98	$2.18	$2.40	$2.64
Assumed Percentage of Phantom Units Granted at Various Assumed Distribution Levels		16%	34%	54%	76%	100%
Name	Maximum Number of Phantom Units
Cary D. Brown	42,000	6,720	14,280	22,680	31,920	42,000
Steven H. Pruett	42,000	6,720	14,280	22,680	31,920	42,000
Paul T. Horne	35,000	5,600	11,900	18,900	26,600	35,000
Kyle A. McGraw	35,000	5,600	11,900	18,900	26,600	35,000
William M. Morris	21,000	3,360	7,140	11,340	15,960	21,000

The phantom units vest annually on the anniversary of the grant date over three years.  Grants of phantom units and DERs are made pursuant to the Amended and Restated Legacy Reserves, LP Long-Term Incentive Plan.

Non-Equity Incentive Compensation. The non-equity incentive compensation adopted by the Committee utilizes both objective and subjective measures to determine each named executive officer’s annual cash incentive payment.

Under the objective portion of this incentive structure each executive is awarded an amount up to 50% of his annual salary based on the annual growth of our distributions per unit to unitholders.  The objective portion is structured to pay the executive increasing amounts of bonus depending on the annual growth in distributions as follows: (1) no cash incentive for up to 3% growth, (2) an increasing bonus of up to 25% of his salary for up to 10% growth, and (3) an increasing bonus of up to 50% of his salary for up to 20% growth in our annual distributions per unit.

Under the subjective portion of this incentive structure, each executive may receive an additional cash incentive payment ranging from 0% to 50% of his salary as determined by the Compensation Committee based on the recommendation of the Chief Executive Officer.  The subjective portion of the non-equity incentive payment for our Chief Executive Officer will be determined solely by the Committee.

In it discretion, the Compensation Committee may award additional grants or incentives, as applicable. This incentive structure will be applicable to our 2007 fiscal year.

Compensation of Directors

On August 17, 2007, the Committee evaluated the compensation for directors.  As a result of this evaluation, the Committee recommended to the Board annual retainer and meeting fees for non-employee directors.  The Board approved the recommendations on August 20, 2007 and established director compensation levels to be effective September 1, 2007.

Under the structure established by the Board, non-employee directors shall receive a fee for each meeting attended (in excess of the four quarterly meetings scheduled each year) of $1,000 if such meeting is under one hour and $1,500 if such meeting is in excess of one hour.  Additionally, each non-employee director will receive an annual grant of 1,750 units and an annual cash retainer of $25,000.  Furthermore, each director who serves as a chairman of one of the committees of the Board will receive an additional annual cash retainer with the Chairman of the Audit Committee receiving $25,000, the Chairman of the Compensation Committee receiving $15,000, the Chairman of the Nominating and Corporate Governance Committee receiving $5,000 and the Chairman of the Conflicts Committee receiving $3,000.

Amended and Restated Long-Term Incentive Plan

Effective August 17, 2007, our Board voted to modify certain definitions of the Legacy Reserves LP Long-Term Incentive Plan, as amended (the “Plan”), and to amend and restate the Plan to align the Plan with the provisions of new Section 409A of the Internal Revenue Code (the “Code”).

The Amended and Restated Legacy Reserves LP Long-Term Incentive Plan (the “Amended Plan”) reflects the identical language of the Plan, except as follows:

•
the definition of “Affiliate” has been modified to encompass a larger number of individuals for purposes of Code Section 409A.  Specifically, to the extent that an award provides deferred compensation subject to Section 409A of the Code, solely for the purpose of applying Section 409A to such award, the term “Affiliate” shall mean all persons with whom the Participant’s employer would be considered a single employer under Section 414(b) or Section 414(c) of the Code.

•
the definition of “Change of Control” has been modified to state that upon the consummation of a reorganization, merger, consolidation or other form of business transaction a change of control occurs unless the persons who were partners of the Partnership immediately prior to such transaction continue to own more than 50% of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated entity’s then outstanding voting securities.

•
the definition of “Change of Control” has been modified for awards providing deferred compensation where such deferred compensation is subject to Section 409A of the Code and payment of the award is subject to a Change of Control.  In the case of such an award, and unless otherwise provided by the award, the definition of Change of Control included in the Amended Plan will be replaced by the definition of change of control under the regulations issued under Section 409A.

•
 the general provisions provide that no payment or distribution subject to Section 409A of the Code will be made to persons who are “key employees” under Section 416(i) of the Code until the first day of the month that occurs six months after the employee’s separation from service.  At such time, the full amount of all payments or distributions owed will be made with interest.

The above description of the provisions of the Amended Plan is qualified in its entirety by reference to the full text of the plan, filed with this Form 8-K as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
Exhibit 10.1	Amended and Restated Legacy Reserves LP Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY RESERVES LP By: Legacy Reserves GP, LLC, its general partner

Date: August 23, 2007	By:	/s/ Cary D. Brown
Cary D. Brown
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Amended and Restated Legacy Reserves LP Long-Term Incentive Plan.